UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 22, 2008

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On April 22, 2008 the Compensation Committee of the Board of Directors of Ikanos Communications, Inc. (“Ikanos” or the “Company”) approved, and the Board of Directors ratified, the Company’s 2008 Executive Bonus Plan (the “Plan”). The Plan includes certain officers of the Company, including the Chief Executive Officer and the Chief Financial Officer, as well as the named executive officers who will be listed in the 2008 Proxy, other than the Vice President of Worldwide Sales. The Plan establishes revenue and operating income thresholds as conditions to payout of portions of each executive’s bonus. After attainment of the specified thresholds, payouts of the bonuses tied to revenue and operating income will increase as revenue and income increase. In addition, payout of a portion of the bonus is conditioned upon accomplishment of specified objectives that have been reviewed and approved by the Compensation Committee; this component of the bonus is also conditioned upon the attainment of a specific revenue threshold.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel
Vice President and General Counsel

Date: April 25, 2008